                                                                   EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    1996      1995      1994      1993      1992
                                                   -------   -------   -------   -------   -------
CONTINUING OPERATIONS
  1. Fixed charges:
     A) Interest expense.........................  $54,674   $52,844   $48,688   $40,883   $35,533
     B) Amortization.............................    1,494     1,569     1,426     1,330     1,183
     C) Interest portion of rentals..............    6,629     4,435     4,743     4,556     4,468
     D) Preferred securities distributions.......    5,475       913        --        --        --
                                                   -------   -------   -------   -------   -------
          Total fixed charges....................  $68,272   $59,761   $54,857   $46,769   $41,184
                                                   =======   =======   =======   =======   =======
  2. Earnings (as defined):
     E) Pretax income from continuing
       operations................................  $ 6,574   $ 3,493   $38,119   $21,959   $49,752
     Fixed Charges (1. above)....................   68,272    59,761    54,857    46,769    41,184
                                                   -------   -------   -------   -------   -------
          Total earnings as defined..............  $74,846   $63,254   $92,976   $68,728   $90,936
                                                   =======   =======   =======   =======   =======
  3. Ratio of earnings to fixed charges..........     1.10      1.06      1.69      1.47      2.21
                                                   =======   =======   =======   =======   =======

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------
                                                   1996      1995       1994      1993      1992
                                                  -------   -------   --------   -------   -------
ADJUSTED FOR INTEREST ALLOCATED TO DISCONTINUED
  OPERATIONS
  1. Fixed charges:
     A) Interest expense........................  $54,674   $52,844   $ 48,688   $40,883   $35,533
     B) Amortization............................    1,494     1,569      1,426     1,330     1,183
     C) Interest portion of rentals.............    6,629     4,435      4,743     4,556     4,468
     D) Preferred securities distributions......    5,475       913         --        --        --
     E) Allocated interest......................       --     9,636      7,874     7,874     7,333
                                                  -------   -------    -------   -------   -------
          Total fixed charges...................  $68,272   $69,397   $ 62,731   $54,643   $48,517
                                                  =======   =======    =======   =======   =======
  2. Earnings (as defined):
     F) Pretax income from continuing
       operations...............................  $ 6,574   $ 3,493   $ 38,119   $21,959   $49,752
     Fixed Charges (1. above)...................   68,272    69,397     62,731    54,643    48,517
                                                  -------   -------    -------   -------   -------
          Total earnings as defined.............  $74,846   $72,890   $100,850   $76,602   $98,269
                                                  =======   =======    =======   =======   =======
  3. Ratio of earnings to fixed charges.........     1.10      1.00       1.61      1.40      2.03
                                                  =======   =======    =======   =======   =======

                                                                   EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------------
                                            1996        1995        1994        1993        1992
                                           -------     -------     -------     -------     -------
CONTINUING OPERATIONS
  1. Combined fixed charges:
     A) Total fixed charges..............  $68,272     $59,761     $54,857     $46,769     $41,184
     B) Preferred dividends[1]...........    --            404         826       1,183       1,623
                                           -------     -------     -------     -------     -------
          Total fixed charges and
            preferred dividends..........  $68,272     $60,165     $55,683     $47,952     $42,807
                                           =======     =======     =======     =======     =======
  2. Earnings............................  $74,846     $63,254     $92,976     $68,728     $90,936
                                           =======     =======     =======     =======     =======
  3. Ratio of earnings to fixed charges
     and preferred dividends.............     1.10        1.05        1.67        1.43        2.12
                                           =======     =======     =======     =======     =======

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------------
                                           1996        1995         1994        1993        1992
                                          -------     -------     --------     -------     -------
ADJUSTED FOR INTEREST ALLOCATED TO
  DISCONTINUED OPERATIONS
  1. Combined fixed charges:
     A) Total fixed charges.............  $68,272     $69,397     $ 62,731     $54,643     $48,517
     B) Preferred dividends.............    --            404          826       1,183       1,623
                                          -------     -------     --------     -------     -------
          Total fixed charges and
            preferred dividends.........  $68,272     $69,801     $ 63,557     $55,826     $50,140
                                          =======     =======     ========     =======     =======
  2. Earnings...........................  $74,846     $72,890     $100,850     $76,602     $98,269
                                          =======     =======     ========     =======     =======
  3. Ratio of earnings to fixed charges
     and
       preferred dividends..............     1.10        1.04         1.59        1.37        1.96
                                          =======     =======     ========     =======     =======

---------------
[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.